UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 11, 2016 (March 9, 2016)

PREVENTION INSURANCE.COM

(Exact name of registrant as specified in its charter)

Delaware	000-32389	88-0126444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level U1, Block D2, D2-1-1 to D2-1-9 Solaris Dutamas, No. 1, Jalan Dutamas 1 50480 Kuala Lumpor, Malaysia 50480
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code +603 6206 1333

Suite A No. 79-3

Jalan Metro PerdanaBara 1

Taman Usahawan Kepong

Kuala Lumpor, Malaysia 52000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 9, 2016, the Board of Directors appointed Mr. Chee Chau Ng to the Company’s Board of Directors. In addition, on that same date, the Board of Directors appointed Mr. Ng as its President (Chief Executive Officer), Treasurer (Chief Financial Officer) and Secretary, replacing Mr. Yik Kei Ong who had resigned in all capacities as an officer of the Company on that date. As President of the Company, Mr. Ng will assume the role of Chairman of the Company Board of Directors.

Mr. Chee Chau Ng (Age: 47). Mr. Ng was employed by MOL Global, Inc. (Nasdaq: MOLG) from 2006 to December 2015, serving as the Group Chief Operating Officer from April 2014 to March 2015 and Co-Chief Executive Officer from April 2014 to December 2015. From December 2015 to the present, Mr. Ng has been self employed providing consulting services to various companies. In the past, Mr. Ng held several senior managerial and sales positions with distributors of technology and mobile equipment products. Mr. Ng brings more than 10 years of experience in the operating experience to the Company. Mr. Ng holds a Bachelor of Engineering (Hons.) from the University of Aberdeen in the United Kingdom.

At the present time, there is no agreement between the Company and Mr. Ng with regard to his compensation as an officer and director. In addition, there was no arrangement or understanding between the newly appointed officer and director and any other person(s) pursuant to which such director was elected in such capacity. Except as stated herein, there have been no transactions since the beginning of our last fiscal year, or any currently proposed transaction, in which we were or are to be a participant, exceeding $120,000 and in which our new director had or will have a direct or indirect material interest. There are no family relationships between the new officer director and any other director or executive officer of the Company. There is no material plan, contract or arrangement (whether or not written) to which the new director is a party or in which each party participates that is entered into or a material amendment in connection with the triggering event or any grant or award to any such covered person or modification thereto, under any such plan, contract or arrangement in connection with any such event.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREVENTION INSURANCE.COM

(Registrant)

/s/ Chee Chau Ng

Chee Chau Ng

Chief Executive Officer

Date: March 11, 2016